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                                                                     Exhibit 5.1


(214) 969-1387
                                August 31, 2001

The Wiser Oil Company
8115 Preston Road
Suite 400
Dallas, Texas 75225

    Re:   1991 Non-Employee Directors' Stock Option Plan
          Registration Statement on Form S-8

Dear Sirs and Madams:

    We are counsel for The Wiser Oil Company, a Delaware corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 35,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), for issuance under The Wiser Oil Company 1991 Non-Employee Directors' Stock Option Plan, as amended (the "Plan").

    We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the registration of the Shares under the Securities Act.

    In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We are familiar with the corporate proceedings of the Company relating to the authorization of the proposed issuance of the Shares pursuant to the Plan.

    Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued and delivered in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. The foregoing, however, shall not constitute "consent" to the use of our name as experts as provided for in Sections 7 and 11 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                         Respectfully submitted,

                                         THOMPSON & KNIGHT L.L.P.



                                         By: /s/ STEVEN K. COCHRAN
                                             -----------------------------------
                                             Steven K. Cochran, Attorney